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                                                                    EXHIBIT 99.2


                         CONSULTING SERVICES AGREEMENT
                                     BETWEEN

                           PLAYNET TECHNOLOGIES, INC..
                                       AND
                     EQUITY MANAGEMENT PARTNERS CORPORATION

              RE: STRATEGIC AND BUSINESS PLANNING ADVISORY SERVICES

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the "Agreement") effective as of the 12th day of June, 1997 by and between PlayNet Technologies, Inc., a corporation organized under the laws of the state of Delaware with a place of business at One Maritime Plaza, San Francisco, California 94111 (hereinafter referred to as "PlayNet"), and Equity Management Partners Corporation, a corporation organized under the laws of the state of Tennessee, with a place of business at 1111 Northshore Drive, Suite N 425, Knoxville, Tennessee 37919 (hereinafter referred to as "Consultant").

In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it is agreed as follows:

1. PROVISION OF SERVICES - Consultant shall provide to PlayNet the following services:

   (a) To the extent reasonably required in the conduct of the business of PlayNet, to place at the disposal of PlayNet his judgment and to provide business development services to PlayNet, including, but not limited to:

        (i) Advice and counsel with respect to business development and marketing plans;

        (ii) Assistance in the development of public relations plans and media relations;

        (iii) Advice with respect to short and long term strategic business plans, strategic alliances and potential acquisitions and/or joint ventures; and

        (iv) Other related services deemed necessary and requested by PlayNet (collectively, the "Services").

   (b) Consultant agrees to use his best efforts in the furnishing of the Services and for this purpose Consultant shall at all times maintain or keep available an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this Agreement.

2. COMPENSATION - (a) PlayNet agrees and shall compensate Consultant in consideration of his performance of the Services hereunder by delivering Three Hundred Thousand (300,000) shares of Common Stock of PlayNet, par value $.001 per share) (the "Shares") in lieu of any cash payment for the Services; Three Hundred Thousand (300,000) Shares to be delivered as soon as reasonably practicable after the execution of this Agreement. The Shares shall be free and clear of all liens and shall be registered by PlayNet, at its expense, with the Securities and Exchange Commission on Form S-8 as soon as practicable after the
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   date hereof. Additional compensation, if any, in cash or stock, will be issued, as needed and mutually agreed upon by both PlayNet and Consultant.

   (b) In addition to the compensation set forth in paragraph 2(a) above, the Company agrees to reimburse Consultant for reasonable out-of-pocket expenses actually incurred by Consultant in the performance of the Services. All expenses in excess of $250 shall be approved in advance in writing by PlayNet. PlayNet shall fund, as requested, any reimbursement of expenses incurred by Consultant.

3. TERM & TERMINATION - This Agreement shall enter into force and effect at the date first written above and shall remain in force and effect for a period of twelve (12) months, unless earlier terminated by either party at its or his option upon thirty (30) days written notice.

4. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that PlayNet shall submit information and/or documents to Consultant in order to permit him to perform the Services required under this Agreement, Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten (10) years after completion of the Services, unless it shall receive from PlayNet the consent of PlayNet in writing to disclose it. However, nothing herein shall be interpreted as preventing Consultant from disclosing and/or using said information or documents which (i) are already rightfully in the possession of Consultant without obligation of confidence, but were not obtained directly or indirectly from PlayNet or its affiliates; or (ii) are independently developed by Consultant not as part of the Services rendered or called for under the terms of this Agreement; or (iii) are or become available to the general public without breach of this Agreement; or (iv) are rightfully received by Consultant from a third party who is not under obligation of confidence, but who did not obtain them directly or indirectly from PlayNet or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by PlayNet.

5. LIABILITY OF CONSULTANT - In furnishing PlayNet with the Services provided herein, neither Consultant nor any officer, director or agent thereof shall be liable to PlayNet or its creditors for errors of judgment or for any matters, except for willful malfeasance, bad faith or gross negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement. It is further agreed and understood that Consultant may rely upon information furnished to it by PlayNet which Consultant reasonably believes to be accurate and reliable and that, except as provided herein, Consultant shall not be accountable for any loss suffered by PlayNet by the reason of PlayNet's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, officers, directors, employees or agents, except as provided above.

6. INDEPENDENT CONTRACTOR - Execution of this Agreement in no way creates, nor shall this Agreement be interpreted or construed as creating, an employment, agency,
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   partnership or joint venture relationship between PlayNet and Consultant and it is understood Consultant will be acting as an independent contractor

7. MISCELLANEOUS

   a. OTHER ACTIVITIES OF CONSULTANT. PlayNet recognizes that Consultant now renders and may continue to render management and other advisory services to other companies which may or may not have policies and conduct activities similar to those of PlayNet. Consultant shall be free to render such advice and other services and PlayNet hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of the Services hereunder to PlayNet, but shall only devote so much of its time and attention as PlayNet and Consultant mutually deem reasonable and necessary for such Services.

   b. CONTROL. Nothing contained herein shall be deemed to require PlayNet to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct or the affairs of PlayNet.

   c. This Agreement shall constitute the entire agreement between PlayNet and Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both PlayNet and Consultant. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

   d. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

   e. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitle to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.

EQUITY MANAGEMENT PARTNERS                          PLAYNET TECHNOLOGIES, INC.
           CORPORATION


By: ________________________________                By__________________________
         Ronald J. Berkovitz                                 Shmuel Cohen
         President                                           President and CEO